Exhibit 99.1

                   NOVELIS PROVIDES BI-WEEKLY STATUS UPDATE

     ATLANTA, Feb. 27 /PRNewswire-FirstCall/ -- Novelis Inc. (NYSE: NVL) (TSX:
NVL) today provided a status update pursuant to the policies of the Ontario Securities Commission (OSC) and the Canadian Securities Administrators (CSA).

     Novelis reported that a majority of its outstanding shares are now held, either directly or indirectly, by U.S. residents. As a result, Novelis no longer qualifies as a "foreign private issuer" under the rules and regulations of the United States Securities and Exchange Commission (SEC). Because of this change in status, the Company is now required to comply with all U.S. securities laws as a domestic U.S. reporting issuer.

     Since it became a public company in January 2005, Novelis has complied with all rules applicable to domestic U.S. issuers, with the exception of the requirement to report insiders' holdings of the Company's stock and related requirements under section 16 of the Securities Exchange Act of 1934. As a "foreign private issuer", the Company had also been exempt from certain proxy solicitation rules under section 14 of that statute. The Company will begin to comply with these requirements, and it will continue to comply with applicable Canadian securities laws.

     Otherwise, there have been no other material developments since Novelis' February 13, 2006, status update on the matters initially reported in its press release of November 7, 2005.

     Novelis is the global leader in aluminum rolled products and aluminum can recycling. The company has 36 operating facilities in 11 countries and more than 13,000 employees. Novelis has the unrivaled capability to provide its customers with a regional supply of technically sophisticated rolled aluminum products throughout Asia, Europe, North America, and South America. Through its advanced production capabilities, the company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. For more information, visit www.novelis.com.

     Statements made in this news release which describe Novelis' intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Novelis cautions that, by their nature, forward- looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. Important factors which could cause such differences include: the price of aluminum; global supply and demand conditions for rolled aluminum products; changes in the relative value of various currencies; demand and pricing within the principal markets for the Company's products; changes in government regulations, particularly those affecting environmental, health or safety compliance; economic developments; relationships with (and financial or operating conditions of) customers and suppliers; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; the level of our indebtedness and ability to generate cash; and other factors relating to the Company's ongoing operations. Additional important factors that could cause such differences in actual results include: the materiality of items identified during the review and restatement process; the timing to complete the review and restatement; the agreement of the lenders and regulatory authorities to the requested extensions to the referenced filing deadlines; and preliminary estimates of debt reduction, cash balances and quarter-over- quarter improvement in regional income. The financial information provided in this news release was prepared by management and has not been audited. Reference should be made to Novelis' registration statement on form S-4 filed with the Securities and Exchange Commission for a discussion of major risk factors.

SOURCE  Novelis Inc.
    -0-                             02/27/2006
    /CONTACT: Media, Charles Belbin, +1-404-814-4260, or charles.belbin@novelis.com, or Investors, Holly K. Ash, +1-404-814-4212, or holly.ash@novelis.com, both of Novelis Inc./
    /Web site:  http://www.novelis.com /